Exhibit 10.16


                            IPALCO ENTERPRISES, INC.
                            1999 STOCK INCENTIVE PLAN



     1. Purpose. The purpose of the IPALCO Enterprises, Inc. 1999 Stock Incentive Plan (the "Plan") is to provide to certain officers (including officers who are members of the Board of Directors), other key executive employees and non-employee consultants of IPALCO Enterprises, Inc. (the "Corporation") and of any of the eighty percent (80%) or greater owned, direct or indirect, subsidiaries of the Corporation (individually a "Subsidiary" and collectively the "Subsidiaries") who are materially responsible for the management or operation of the business of the Corporation or a Subsidiary, a favorable opportunity to acquire Common Stock, without par value, of the Corporation ("Common Stock"), thereby providing them with an increased incentive to work for the success of the Corporation and the Subsidiaries and better enabling the Corporation and the Subsidiaries to attract and retain capable executive personnel and outside consultants.

     2. Administration of the Plan. The Plan shall be administered, construed and interpreted by the Compensation Committee (the "Committee") of the Board of Directors of the Corporation. The Committee must be composed of two or more persons who qualify as "Non- Employee Directors" within the meaning of Rule 16b- 3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act") and as "outside directors" as defined in Treasury Reg. 1.162-27(e)(3). The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act (a) at a meeting at which a majority of the members of the Committee is present,
(b) by simultaneous telephonic communication as authorized by IND. CODE 23-1-34-1, or (c) by a written consent signed by all members of the Committee. The Committee shall have the sole, final and conclusive authority to determine, consistent with and subject to the provisions of the Plan:

     (a) the individuals to whom options (the "Optionees") and to whom restricted share awards shall be granted under the Plan (the Optionees and restricted share grantees are collectively referred to as the "Awardees") ;

     (b) the time when options or restricted shares shall be granted hereunder;

     (c) the number of shares of Common Stock of the Corporation to be covered under each option or restricted share award;

     (d) the option price to be paid upon the exercise of each option;

     (e) the price to be paid, if any, for restricted shares;

     (f) the period within which each option may be exercised;

     (g) the period of restriction for restricted share awards; and

     (h) the terms and conditions of the respective agreements by which options or restricted share awards granted shall be evidenced.

The Committee shall also have authority to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the administration of the Plan.

     3. Eligibility. The Committee may, consistent with the purposes of the Plan, award options or restricted shares to officers, other key employees and non-employee consultants of the Corporation or of a Subsidiary who in the opinion of the Committee are materially responsible for the management or operation of the business of the Corporation or of a Subsidiary. Subject to the provisions of Section 4 hereof, an individual who has been granted an option or restricted share awards under the Plan, if he or she is otherwise eligible, may be granted an additional option or award if the Committee shall so determine.

     4. Stock Subject to the Plan. There shall be reserved for issuance upon the exercise of options granted under the Plan or restricted share awards, one million and five hundred thousand (1,500,000) shares of the Corporation's Common Stock which are held by the Corporation as treasury shares (the "Plan Common Stock"). Such Plan Common Stock shall be the sole source of shares for which options or restricted share awards may be granted under the Plan. Subject to Section 6 hereof, the shares for which options or restricted share awards may be granted under the Plan shall not exceed that number. If any option shall expire or terminate for any reason without having been exercised in full or if any restricted share award is forfeited, the unpurchased shares or forfeited shares subject thereto shall (unless the Plan shall have terminated) become available for other options or restricted share awards under the Plan.

     5. Terms of Option. Each option granted under the Plan shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent herewith as the Committee may deem appropriate in each case:

          (a) Option Price. The price to be paid for shares of Plan Common Stock upon the exercise of each option shall be determined by the Committee at the time such option is granted.

          (b) Period for Exercise of Option. An option shall not be exercisable after the expiration of such period as shall be fixed by the Committee at the time such option is granted, but such period in no event shall exceed fifteen (l5) years from the date on which such option is granted; provided, however, that no option shall be exercisable in any calendar year during which the Committee determines that the Optionee is an individual whose compensation is subject to the limits set forth in
     Section 162(m) of the Internal Revenue Code of 1986 (the "Code").

          (c) Exercise of Options. The option price of each share of Plan Common Stock purchased upon exercise of an option shall be paid in full
     (1) in cash at the time of such exercise, (2) if the Optionee may do so in conformity with Regulation T (12 C.F.R. Section 220.3(e)(4)) and without violating Section 16(b) or (c) of the 1934 Act (to the extent applicable) and subject to approval by the Committee, by delivering a properly executed exercise note together with irrevocable instructions to a broker to deliver promptly to the Corporation the total option price in cash and, if desired, the amount of any taxes to be withheld from the Optionee's compensation as a result of any withholding tax obligation of the Corporation or any of its Subsidiaries, as specified in such notice, or
     (3) by tendering to the Corporation whole shares of Common Stock owned by him or her or any combination of whole shares of Common Stock owned by him or her and cash, having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. For this purpose, the fair market value of the shares tendered by the Optionee shall be computed as of the exercise date in such manner as determined by the Committee, consistent with the requirements of 422 of the Code. The Committee shall have the authority to grant options exercisable in full at any time during their term, or exercisable in such quotas as the Committee shall determine. An option may be exercised at any time or from time to time during the term of the option as to any or all whole shares which have become subject to purchase pursuant to the terms of the option (including, without limitation, any quotas with respect to option exercise) or the Plan.

          (d) Nontransferability of Option. An Option may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee shall be exercisable only by him or her.

          (e) Investment Representations. Unless the shares of Plan Common Stock subject to an option are registered under applicable federal and state securities laws, each Optionee by accepting an option shall be deemed to agree for himself or herself and his or her legal representatives that any option granted to him or her and any and all shares of Plan Common Stock purchased upon the exercise of the option shall be acquired for investment and not with a view to, or for the sale in connection with, any distribution thereof, and each notice of the exercise of any portion of an option shall be accompanied by a representation in writing, signed by the Optionee or his or her legal representatives, as the case may be, that the shares of Plan Common Stock are being acquired in good faith for investment and not with a view to, or for sale in connection with, any distribution thereof (except in case of the Optionee's legal representatives for distribution, but not for sale, to his or her legal heirs, legatees and other testamentary beneficiaries). Any shares issued pursuant to an exercise of an option may, but need not, bear a legend evidencing such representations and restrictions. In addition, if the options and shares of Plan Common Stock issued pursuant to this Plan are issued in reliance upon Rule 147, promulgated under the Securities Act of 1933, as amended, the written representations required by such rule shall be obtained from the Optionees prior to or at the time they are granted options, any and all legends required by Rule 147 shall be set forth on the certificates representing shares of Plan Common Stock issued pursuant to the exercise of such options, and stop transfer instructions shall be issued to the Corporation's recordkeeping transfer agent with respect to such shares.

          (f) Agreement. Each option shall be evidenced by an agreement between the optionee and the Corporation.

          (g) Certificates. The certificate or certificates for the shares issuable upon an exercise of an option shall be issued as promptly as practicable after such exercise. An Optionee shall not have any rights of a shareholder in respect to the shares of Plan Common Stock subject to an option until the date of issuance of a stock certificate to him or her for such shares. In no case may a fraction of a share be purchased or issued under the Plan, but if, upon the exercise of an option, a fractional share would otherwise be issuable, the Corporation shall pay cash in lieu thereof.

          (h) No Right to Continued Service. Nothing in this Plan or in any agreement entered into pursuant hereto shall confer on any person any right to continue in the employ of, or as a consultant to, the Corporation or its Subsidiaries or affect any rights of the Corporation, a Subsidiary, or the shareholders of the Corporation may have to terminate his or her employment or consulting service at any time.

          (i) Non-Qualified Stock Options. Options granted under the Plan shall be non-qualified stock options and not incentive stock options.

     6. Adjustment of Shares. In the event of any change after the effective date of the Plan in the outstanding stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the shares of stock of the Corporation, the Committee shall determine what changes, if any, are appropriate in the number and kind of shares reserved under the Plan, and in the option price and restricted share price under and the number and kind of shares covered by outstanding awards granted under the Plan. Any determination of the Committee hereunder shall be conclusive.

     7. Restricted Share Awards. The Committee may also grant restricted share awards of Plan Common Stock which entitle Awardees to receive shares of Plan Common Stock. Each restricted share award shall be evidenced by a Restricted Share Agreement between the Corporation and the Awardee which Agreement shall set forth the terms and conditions of the award to the extent not inconsistent with the provisions of the Plan. A restricted share award may provide for the crediting or payment to the Awardee, on each dividend payment date, of an amount equal to the dividends on awarded shares. A restricted share award may also provide for the distribution of shares subject to the following conditions:

          (a) the shares may not be distributed earlier than six (6) months after award;

          (b) the shares may not be transferred until the lapsing of the forfeiture provisions;

          (c) the shares shall be deposited with the Secretary of the Corporation until the lapsing of the forfeiture provisions;

          (d) dividends on awarded shares shall be distributed at such times as are determined by the Committee; and

          (e) the shares shall be subject to forfeiture under the circumstances described in the Restricted Share Agreement between the Corporation and the Awardee.

Each restricted share award shall provide for the distribution of the awarded shares free of all restrictions at such time or times as the Committee shall determine, and specified in the Restricted Share Agreement.

     8. Cash Awards. The Committee may, at any time and in its discretion, grant to any Awardee the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount ("cash award") which is intended to reimburse the Awardee for all or a portion of the federal, state and local income taxes imposed upon such Awardee as a consequence of the exercise of a non-qualified stock option and the receipt of a cash award or upon the holder of a restricted share award as a result of the vesting of the shares subject to the restricted share award and the receipt of a cash award.

     9. Replacement and Extension of the Terms of Options and Cash Awards. The Committee from time to time may permit an Optionee under the Plan or any other stock option plan heretofore or hereafter adopted by the Corporation or any Subsidiary to surrender for cancellation any unexercised outstanding stock option and receive from the Corporation or subsidiary in exchange therefor an option for such number of shares of Plan Common Stock as may be designated by the Committee. Such Optionees also may be granted related cash awards as provided in Section 8 hereof.

     10. Tax Withholding. Whenever the Corporation proposes or is required to issue or transfer treasury shares of Plan Common Stock under the Plan, the Corporation shall have the right to require the Awardee or his or her legal representative to remit to the Corporation an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares, and whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements.

     11. Amendment. The Board of Directors of the Corporation may amend the Plan from time to time and, with the consent of the Awardee, the terms and provisions of his or her option or restricted share award.

     No amendment of the Plan, however, may, without the consent of the Awardees, make any changes in any outstanding options or awards theretofore granted under the Plan which would adversely affect the rights of such Awardees.

     12. Termination. The Board of Directors of the Corporation may terminate the Plan at any time and no option or restricted share award shall be granted thereafter. Such termination, however, shall not affect the validity of any option or restricted share award theretofore granted under the Plan.

     13. Successors. The Plan shall be binding upon the successors and assigns of the Corporation.

     14. Governing Law. The terms of any options or restricted share awards granted hereunder and the rights and obligations hereunder of the Corporation, the Awardees and their successors in interest shall, except to the extent governed by federal law, be governed by Indiana law.

     15. Government and Other Regulations. The obligations of the Corporation to issue or transfer and deliver shares under options or awards granted under the Plan shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative action.

     16. Effective Date. The Plan shall become effective when it shall have been approved by the Corporation's Board of Directors.